Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of MSP Recovery, Inc. (formerly Lionheart Acquisition Corporation II) on Amendment No. 1 to Form S-1 (File 333-268616) of our report dated March 7, 2022, except for the effects related to the General Legal Counsel disclosure in Note 5 Related Party Transactions as to which date is April 6, 2022, (which includes an explanatory paragraph as to the Company’s ability to continue as going concern), with respect to our audits of the financial statements of Lionheart Acquisition Corporation II as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020, which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on May 23, 2022, and accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

January 20, 2023